EXHIBIT 23.2





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation into Form 8-K of Sybron Chemicals, Inc. of our report dated December 2, 1997 with respect to the combined financial statements of Ruco Polymer Corporation and Affiliate for the years ended September 30, 1997 and 1996.



Holtz Rubenstein & Co., LLP
Melville, New York
October 12, 1998




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